UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 5, 2007

KEYSPAN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

            1-14161

      11-3431358

(Commission File Number)

(IRS Employer Identification No.)

  175 East Old Country Road, Hicksville, New York

    11801

     One MetroTech Center, Brooklyn, New York

    11201

       (Address of Principal Executive Offices)

(Zip Code)

(516) 755-6650 (Hicksville)

(718) 403-1000 (Brooklyn)

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties.  For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with National Grid plc or the failure of the merger to close for any reason; volatility of energy prices used to generate electricity; fluctuations in weather and in gas and electric prices; general economic conditions, especially in the Northeast United States; our ability to successfully manage our cost structure and operate efficiently; our ability to successfully contract for natural gas supplies required to meet the needs of our customers; implementation of new accounting standards or changes in accounting standards or General Accepted Accounting Principles which may require adjustments to financial statements; inflationary trends and interest rates; the ability of KeySpan to identify and make complementary acquisitions, as well as the successful integration of such acquisitions; available sources and cost of fuel; creditworthiness of counterparties to derivative instruments and commodity contracts; the resolution of certain disputes with the Long Island Power Authority (“LIPA”) concerning each party’s rights and obligations under various agreements; retention of key personnel; federal and state regulatory initiatives that threaten cost and investment recovery and place limits on the type and manner in which we invest in new businesses and conduct operations; the impact of federal, state and local utility regulatory policies, legislation and orders on our regulated and unregulated businesses; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; competition facing our unregulated Energy Services businesses; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate such business ventures profitably; a change in the fair market value of our investments that could cause a significant change in the carrying value of such investments or the carrying value of related goodwill; timely receipts of payments from our two largest customers, LIPA and the New York Independent System Operator; changes in the unforced capacity financial swap pricing structure; receipt of approval of certain agreements entered into with LIPA; other risks detailed from time to time in other reports and other documents filed by KeySpan with the Securities and Exchange Commission.

Item 8.01

Other Events.

On July 5, 2007, the Administrative Law Judges presiding over the KeySpan/National Grid merger proceeding pending before the New York State Public Service Commission (the “Commission”) issued a procedural schedule in connection with a settlement agreement in principle reached among a number of parties, including KeySpan, National Grid, the Department of Public Service Staff, and the New York State Consumer Protection Board.  The settlement agreement in principle is conditioned upon, among other things, successful negotiation and execution of definitive documents and the receipt of Commission approval.  The procedural schedule contemplates Commission action on the settlement at its August 22, 2007 session, and, subject to and upon receipt of Commission approval, it is anticipated that the merger contemplated by the Agreement and Plan of Merger with National Grid plc dated February 25, 2006 would close shortly thereafter.

Item 9.01

Financial Statements and Exhibits.

Exhibits.

     None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSPAN CORPORATION

Dated: July 6, 2007

By:

/s/John J. Bishar, Jr.

Name:

John J. Bishar, Jr.

Title:

Executive Vice President,

General Counsel, Secretary and Chief Governance Officer

4